Exhibit 99.1

THURSDAY, APRIL 22, 2004

Apropos Contact

Apropos Investors Relations Contact

Frank Leonard	Leslie Loyet
Apropos Technology	Financial Relations Board
Phone: (630) 472-9600 ext. 7724	Phone: (312) 640-6672
E-mail: frank.leonard@apropos.com	E-mail: lloyet@financialrelationsboard.com

APROPOS TECHNOLOGY REPORTS

SECOND QUARTERLY PROFIT

Oakbrook Terrace, IL – April 22, 2004 — Apropos Technology (Nasdaq: APRS), a leading provider of real time multi-channel interaction management solutions, today reported revenues remained relatively unchanged at $5.2 million for both the first quarter ended March 31, 2004, and the first quarter ended March 31, 2003.

Net income for the three months ended March 31, 2004, was $15,000, or income of $0.00 per share, which includes restructuring and other charges of $0.4 million, or $0.02 per share.  This restructuring and other charges related to the lease termination costs associated with the relocation of the Company’s EMEA headquarters and adjustment of the reserve for consolidation of the corporate headquarters.  Net loss for the comparable three months ended March 31, 2003, was $2.0 million, or a loss of  $0.12 per share, which includes restructuring and other charges of $0.4 million, or $0.03 per share.  This restructuring and other charges related to staff reductions in February 2003.

  “We are pleased with our overall business performance in the first quarter”, stated Kevin Kerns, chief executive officer and president.  “Even though top line revenues remained flat during the quarter, the Company’s tight control on operating expenses allowed the Company to post its second consecutive profitable quarter. Excluding the $368,000 of restructuring costs, the Company posted a $383,000 profit for the quarter. Contributing to these results was the continued acceptance of the Version 6 product platform. The Company is experiencing growing traction for the Version 6 product, both within its customer base and with new prospects, with over 60 customer sites now live or in the process of upgrading to the new solution.

“In February 2004, the Company introduced Version 6.01, which includes a seamless hot standby capability for the Version 6 platform. With this release, Apropos customers are assured an even higher level of system availability, virtually eliminating any major interruption of service delivery due to hardware failure. If the system detects the loss of a hardware

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server, it is designed to automatically transfers to the hot standby system, thereby protecting an organization from any loss of customer contact or costly downtime. This is the first of a series of disaster recovery and business continuity solutions to be announced in 2004.”

During the first quarter, the Company received new and add-on customer orders from Ace Hardware, Affinity Federal Credit Union, Business Objects, Freightliner, FirstCard, Nestle Canada,  Power Federal Credit Union, the US Treasury Department, and Wellpoint.  Also, during the first quarter, the Company added BMC/Remedy and Verizon as distribution partners.

In addition, the Company also posted its second quarter of positive cash flows, generating cash from operations during the first quarter of approximately $505,000.  Our cash and investment balances increased from the prior quarter by over $1.0 million to $40.3 million at March 31, 2004.

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Thursday, April 22. The conference call will be available to all interested parties over the Internet.   To listen to the call on the Internet, go to www.apropos.com/investor or www.fulldisclosure.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at www.apropos.com/investor, www.fulldisclosure.com or by dialing 877-519-4471 or 973-341-3080 (international) and providing access code 4713444.  The replay will be available by phone through April 29, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (NASDAQ: APRS) develops and markets one of the industry’s leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company’s award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology’s expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future.  Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability.  These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption “Risk Factors Associated with Apropos’ Business and Future Operating Results” in Apropos Technology’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.  Apropos Technology’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

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Apropos Technology, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended March 31
	2004	2003
	(Unaudited)	(Unaudited)
Revenue
Software licenses	$1,987	$2,061
Services and other	3,173	3,096
Total revenue	5,160	5,157

Cost of goods and services
Cost of software	170	70
Cost of services and other	852	1,157
Total cost of goods and services	1,022	1,227

Gross margin	4,138	3,930

Operating expenses
Sales and marketing	1,674	2,284
Research and development	1,052	1,695
General and administrative	1,096	1,567
Stock compensation charge	—	75
Restructuring and other charges	368	448
Total operating expenses	4,190	6,069

Income (loss) from operations	(52)	(2,139)

Other income (expense)
Interest income	95	160
Other income (expense), net	(28)	8
Total other income	67	168

Net income (loss)	$15	$(1,971)

Net income (loss) per share
Basic	$0.00	$(0.12)
Diluted	$0.00	$(0.12)

Weighted-average number of shares outstanding
Basic	17,104	16,675
Diluted	18,537	*

*Diluted weighted-average number of shares outstanding for 2003 is not shown as the effect would be anti-dilutuve.

Apropos Technology, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31 2004	December 31 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,798	$38,265
Short-term investments	1,510	1,000
Accounts receivable, net	3,030	2,895
Inventory	55	73
Prepaid expenses and other current assets	740	588

Total current assets	44,133	42,821

Equipment, net	752	921
Other assets	19	199

Total assets	$44,904	$43,941

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$40	$81
Accrued expenses	1,403	1,618
Deferred revenues	4,003	3,296
Other current liabilities	556	562

Total current liabilities	6,002	5,557

Accrued restructuring, less current portion	459	560

Shareholders’ equity
Common shares	173	173
Additional paid-in capital	102,475	102,263
Treasury stock	—	(392)
Accumulated deficit	(64,205)	(64,220)

Total shareholders’ equity	38,443	37,824

Total liabilities and shareholders’ equity	$44,904	$43,941

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